Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of October 1, 2008 (the "Effective Date"), by and between Travelzoo Inc., a Delaware corporation (the "Company"), with principal corporate offices at 590 Madison Avenue, 37th Floor, New York, NY 10022, and Holger Bartel, whose address is currently xxxxxxxxxx xxxxxx, xxxxxxxxxx, xx xxxxx ("Employee"). The Company and Employee are collectively referred to herein as “the Parties.”

WHEREAS, the Company desires to retain Employee as Chief Executive Officer, and Employee desires to perform such service for the Company, on the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by the parties as follows:

1.	Duties and Scope of Employment.

(a)       Position. Employee shall be employed as Chief Executive Officer.

(b)       Duties. During the term of Employee’s employment with the Company, Employee shall devote his full time, skill and attention to his duties and responsibilities, which Employee shall perform faithfully, diligently and competently, and Employee shall use his best efforts to further the business of the Company. During the term of the Agreement, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, except that this provision shall not be interpreted to prohibit Employee from involvement in any charitable or community activity/organization that he is currently involved in and that does not materially interfere with his ability to perform his duties under this Agreement. Employee shall be permitted, to the extent such activities do not materially and adversely affect the ability of Employee to fully perform his duties and responsibilities hereunder, to (i) manage Employee's personal, financial and legal affairs, (ii) serve on civic or charitable boards or committees, and (iii) with the consent of the Board of Directors (which consent shall not be unreasonably withheld), serve as a member of the board of directors of any noncompeting business.

2.   Nature of Employment. Employee agrees not to leave or discontinue his employment with the Company during the first six (6) months of his employment. Similarly, the Company agrees not to terminate Employee during the first six (6) months of employment with the Company, except for cause as defined in paragraph 2(b). After the six months period has ended, Employee will become an “at-will" employee which means that the employment relationship may be terminated at any time, with or without cause, at the option of either the Company or Employee, upon two weeks written notice to the other party.

(a)       Termination by Company without Cause. If Employee is terminated by the Company without Cause (as defined in paragraph 2(b)) after the initial six months of employment, Employee shall receive his salary and benefits earned through the date of termination.

(b)       Termination for Cause. If Employee is terminated for “Cause” as defined herein at any time, Employee will receive only payment of his salary and benefits through the date of termination. For purposes of this Agreement, “Cause” is defined as (i) gross misconduct by Employee that is materially injurious to the Company’s business; (ii) the commission by Employee of a felony; or (3) the willful failure or refusal of the Employee, following receipt of an explicit directive from the Company, to comply with the material terms of this Agreement.

(c)       Termination because of Disability. Notwithstanding any provision of this Agreement to the contrary, if Employee is terminated as a result of a “Disability” (as defined herein) during the Term, Employee will receive only payment of his Salary, and benefits through the date of termination, and pro rata bonuses pursuant to Sections 3(b) and 3(c), if any, for the calendar quarter in which Employee ceased performing services for the Company (“Active Employment”) based on performance through the last day of Active Employment. For purposes of this Agreement, “Disability” shall mean a physical or mental impairment that prevents or can be reasonably expected to prevent the performance by the Employee of his duties hereunder for a continuous period of 120 calendar days or longer, or that prevents the performance by Employee of his duties hereunder for more than a total of 85 business days, in any 12-month period, subject to the reasonable accommodation requirements of the Americans with Disabilities Act and other applicable laws.

3.	Compensation and Fringe Benefits

(a)       Salary. Employee will receive a salary at the annualized rate of $400,000 per year (the "Salary"), which shall be paid periodically in accordance with normal Company payroll practices and subject to the usual and applicable required withholding. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

(b)       Performance Bonus. Employee will be eligible to participate in a quarterly Performance Bonus plan (“Performance Bonus”), under which Employee may receive, in addition to his Salary, a bonus in an amount between zero and $60,000 per calendar quarter. Employee must be employed by the Company through the last day of the quarter in order to receive any Performance Bonus attributable to such quarter. The bonus for such quarter shall be pro rated only if the first or last calendar quarter of the Term is less than a full quarter because: (i) the Agreement expired at the end of the Term; (ii) Employee’s employment is terminated without Cause under Section 2(a) or due to a disability under Section 2(c).

The following schedule applies for calculating a bonus.

Criteria	Amount
Worldwide revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of worldwide consolidated revenue for the quarter.	$20,000
Worldwide operating income target for the quarter met.	$20,000
Worldwide subscriber target for the quarter met.	$20,000
Total max. Performance Bonus:	$60,000

“Significant Customer” means, for any quarter, a customer that, together with its affiliates, accounts for 17% (rounded to the nearest 1%) or more of the Company’s worldwide consolidated revenue for the quarter.

The Company’s Chief Financial Officer will determine if the criteria are met.

Any bonus payment, if applicable, shall be paid to Employee in a lump sum as soon as administratively practicable following the end of the quarter to which it relates but no later than sixty (60) days after the end of the quarter and will be subject to applicable withholding and payroll taxes.

(c)       Discretionary Bonus. In addition to Salary and any Performance Bonus payable, Employee shall be eligible to be considered for a discretionary CEO bonus (the “Discretionary Bonus”) in an amount between zero and $20,000 per calendar quarter to be determined by the Compensation Committee of the Board of Directors at its sole and absolute discretion. In exercising such discretion, the Compensation Committee will take into consideration the Employee’s individual performance. If either the first or last calendar quarter of the Term is less than a full quarter, the bonus for such quarter shall be pro rated.

(d)       Vacation and Holiday Pay. Employee shall receive four (4) weeks of paid vacation per year, which accrues over the course of the year. In addition, the Company provides eight (8) paid holidays each year, along with two (2) “floating holidays” which can be used by Employee at any time.

(e)       Other Benefits. Employee will be entitled to participate in or receive such benefits under the Company's employee benefit plans and policies and such other benefits which may be made available as in effect from time to time and as are provided to similarly situated employees of the Company, subject in each case to the generally applicable terms and conditions of the plans and policies in question.

4.   Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies.

5.	Certain Covenants.

(a)       Intellectual Property Rights.

(i)        Employee agrees that the Company will be the sole owner of any and all of Employee's "Discoveries" and "Work Product," hereinafter defined, made during the term of his employment with the Company, whether pursuant to this Agreement or otherwise. For purposes of this Agreement, "Discoveries" means all inventions, discoveries, improvements, and copyrightable works (including, without limitation, any information relating to the Company's software products, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae, techniques, developments or experimental work, work-in-progress, or business trade secrets) made or conceived or reduced to practice by Employee during the term of his employment by the Company, whether or not potentially patentable or copyrightable in the United States or elsewhere. For purposes of this Agreement, "Work Product" means any and all work product relating to Discoveries.

(ii)       Employee shall promptly disclose to the Company all Discoveries and Work Product. All such disclosures must include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples, and other tangible evidence or results (collectively, "Tangible Embodiments") of such Discoveries or Work Product. All Tangible Embodiments of any Discoveries or Work Project will be deemed to have been assigned to the Company as a result of the act of expressing any Discovery or Work Product therein.

(iii)      Employee hereby assigns and agrees to assign to the Company all of his interest in any country in any and all Discoveries and Work Product, whether such interest arises under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise. Without limiting the generality of the preceding sentence, Employee hereby authorizes the Company to make any desired changes to any part of any Discovery or Work Product, to combine it with other materials in any manner desired, and to withhold Employee's identity in connection with any distribution or use thereof alone or in combination with other materials. This assignment and assignment obligation applies to all Discoveries and Work Product arising during Employee's employment with the Company (or its predecessors), whether pursuant to this Agreement or otherwise. Employee's agreement to assign to the Company any of his rights as set forth in this Section 5(a)(iii) shall not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870, where no equipment, supplies, facility or trade secret information of the Company was used and that was developed entirely upon Employee's own time, and (i) that does not relate to Company business or to the Company's actual or anticipated research or development, or (ii) that does not result from any work performed by Employee for the Company.

(iv)      At the request of the Company, Employee shall promptly and without additional compensation execute any and all patent applications, copyright registration applications, waivers of moral rights, assignments, or other instruments that the Company deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country, copyright registrations or otherwise to protect the Company's interest in such Discovery and Work Product, the expenses for which will be borne by the Company. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to, if the Company is unable for any reason to secure Employee's signature to any lawful and necessary document required or appropriate to apply for or execute any patent application, copyright registration application, waiver of moral rights, or other similar document with respect to any Discovery and Work Product (including, without limitation, renewals, extensions, continuations, divisions, or continuations in part), (i) act for and in his behalf, (ii) execute and file any such document, and (iii) do all other lawfully permitted acts to further the prosecution of the same legal force and effect as if executed by him; this designation and appointment constitutes an irrevocable power of attorney coupled with an interest.

(v)       To the extent that any Discovery or Work Product constitutes copyrightable or similar subject matter that is eligible to be treated as a "work made for hire" or as having similar status in the United States or elsewhere, it will be so deemed. This provision does not alter or limit Employee's other obligations to assign intellectual property rights under this Agreement.

(vi)      The obligations of Employee set forth in this Section 5 (including, without limitation, the assignment obligations) will continue beyond the termination of Employee's employment with respect to Discoveries and Work Product conceived or made by Employee alone or in concert with others during Employee's employment with the Company, whether pursuant to this Agreement or otherwise. Those obligations will be binding upon Employee, his assignees permitted under this Agreement, executors, administrators, and other representatives.

(b)       Exposure to Proprietary Information.

(i)        As used in this Agreement, "Proprietary Information" means all information of a business or technical nature that relates to the Company including, without limitation, all information about software products whether currently released or in development, all inventions, discoveries, improvements, copyrightable work, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae and techniques, and any information regarding the business of any customer or supplier of the Company or any other information that the Company is required to keep confidential. Notwithstanding the preceding sentence, the term "Proprietary Information" does not include information that is or becomes publicly available through no fault of Employee, or information that Employee learned prior to the Effective Date.

(ii)       In recognition of the special nature of his employment under this Agreement, including his special access to the Proprietary Information, and in consideration of his employment pursuant to this Agreement, Employee agrees to the covenants and restrictions set forth in Section 5 of this Agreement.

(c)       Use of Proprietary Information; Restrictive Covenants.

(i)        Employee acknowledges that the Proprietary Information constitutes a protectible business interest of the Company, and covenants and agrees that during the term of his employment, whether under this Agreement or otherwise, and after the termination of such employment, he will not, directly or indirectly, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of his duties for the Company.

(ii)       Employee will not, during the term of this Agreement or, solely with respect to clauses 2 and 3 of this subparagraph (ii), for a period of one year thereafter (the “Restricted Period”), anywhere within the United States (the "Restricted Territory"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise):

1.         perform services for, or engage in, any business or segment of a business that generates its revenues primarily from the development, publishing, or sale of online advertisements for travel companies (the “Products”);

2.         except on behalf of the Company, solicit any person or entity who is, or was at any time during the twelve-month period immediately prior to the termination of Employee's employment with the Company, a customer of the Company for the sale of the Products or any product or service of a type then sold by the Company for which Employee provided any assistance in planning, development, marketing, training, support, or maintenance; or

3.         solicit for employment any person who is, or was at any time during the twelve-month period immediately prior to the termination of Employee's employment with the Company, an employee of the Company.

(d)       Scope/Severability. The Parties acknowledge that the business of the Company is and will be national and international in scope and thus the covenants in this Section 5 would be particularly ineffective if the covenants were to be limited to a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in this Section 5 not fully enforceable, the other provisions of this Section 5, and this Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 5(c), and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances).

(e)       Return of Company Materials upon Termination. Employee acknowledges that all records, documents, and Tangible Embodiments containing or of Proprietary Information prepared by Employee or coming into his possession by virtue of his employment by the Company are and will remain the property of the Company. Upon termination of his employment with the Company, Employee shall immediately return to the Company all such items in his possession and all copies of such items.

6.	Equitable Remedies.

(a)       Employee acknowledges and agrees that the agreements and covenants set forth in Sections 5(a), (b), (c), (d) and (e) are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that, in the event of any actual or threatened breach by him of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 6 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

(b)       Each of the covenants in Sections 5(a), (b), (c), (d) and (e) will be construed as independent of any other covenants or other provisions of this Agreement.

(c)       In the event of any judicial determination that any of the covenants in Sections 5(a), (b), (c), (d), and (e) are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

7.   Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation hereunder shall be null and void.

8.   Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally, one (1) day after mailing via Federal Express overnight or a similar overnight delivery service, or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the addresses listed above, or at such other addresses as the parties may designate by written notice in the manner aforesaid.

9.   Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

10. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's employment relationship with the Company, and supersede in their entirety any and all prior agreements and understandings concerning Employee's employment relationship with the Company.

11.	Resolution of Disputes Regarding Employment.

(a) The Parties agree to submit any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, to mediation. The Parties shall mutually select the mediator and shall equally pay for the costs of the mediator.

(b) If and only if a mediation is unsuccessful, and the dispute or controversy is not resolved within 30 days after a mediation, either party may submit the matter to binding arbitration, to the extent permitted by law, to be held in or near San Jose, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The arbitrator may award the prevailing party in any such attorneys’ fees and costs incurred in connection therewith.

(c) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California or the Northern District of California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the Parties are participants.

(d) Employee understands that nothing in this Section modifies Employee's at-will status. Either the Company or Employee can terminate the employment relationship at any time, with or without cause, subject only to the restrictions set forth in Section 2 above.

(e) Employee has read and understands Section 11, which discusses arbitration. employee understands that by signing this agreement, employee agrees to submit any future claims arising out of, relating to, or in connection with this agreement, or the interpretation, validity, construction, performance, breach, or termination thereof to binding arbitration to the extent permitted by law, and that this arbitration clause constitutes a waiver of employee's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to, the following claims:

(i)  Any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

(ii) Any and all claims for violation of any federal state or municipal statute, including, but not limited to the California Fair Employment and Housing Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the Fair Labor Standards Act;

(iii) Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

(f)  The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

12. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Employee and the Company.

13. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

14. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement,

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

COMPANY:

TRAVELZOO INC.

By:

Title:

Date:

EMPLOYEE:

Holger Bartel

Date: